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                                                                    Exhibit 3.14

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/05/2002
                                                            020747105-3132668


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                         OASIS STAFFING SERVICES, INC.


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                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
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     Oasis Staffing Services, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

     FIRST: Article 1 of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          "The name of the corporation is CliniCare of Arizona, Inc. (hereinafter the "Corporation")."

     SECOND: The amendment herein certified has been adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 4th day of December, 2002.


                                            Oasis Staffing Services, Inc.



                                            By: /s/ Frank Coyle
                                               ---------------------------------
                                            Name:  Frank A. Coyle
                                            Title: Secretary